UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2006

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 13, 2006, Mike H.P. Kwon, founder and honorary chairman of Axesstel, Inc. (“Axesstel”), amended a stock trading plan (the “Trading Plan”) that was initially established in June 2005. The Trading Plan complies with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and Axesstel’s policies regarding stock transactions by individuals subject to its insider trading policy.

Under the Trading Plan, as amended, Mr. Kwon will sell 10,000 shares of Axesstel common stock per month at market prices. The amendment did not impact sections of the Trading Plan that provide for the sale of additional shares of common stock in the event that the market price of Axesstel’s common stock reaches certain preset target prices. The Trading Plan expires December 31, 2006.

The purpose of the Trading Plan is to enable Mr. Kwon to sell a portion of his Axesstel holdings in a systematic, nondiscretionary manner to minimize market impact and to comply with regulations adopted by the Securities and Exchange Commission. Each sale under the Trading Plan will be publicly disclosed through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray Senior Vice President Finance and Controller

Date: June 13, 2006